SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2002

Guilford Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

GUILFORD PHARMACEUTICALS INC.

Item 5. Other Events.

     Guilford Pharmaceuticals Inc. announced on December 3, 2002, that David P. Wright resigned his position as President and Chief Business Officer, effective December 13, 2002. Mr. Wright will remain a director of the Company. The Company also announced that Michael Kelly had been appointed the Company’s Vice President, Sales and Marketing. A press release containing additional information was issued on December 3, 2002, and is attached as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: December 5, 2002	By:	/s/ Nancy J. Linck Nancy J. Linck, Ph.D. Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Page

99.1	Press Release dated December 3, 2002	5